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                                                                 EXHIBIT 5

                            September 18, 1996

Destec Energy, Inc.

2500 CityWest Boulevard, Suite 150

Houston, Texas 77042

Ladies and Gentlemen:

We have acted as counsel to Destec Energy, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer to rescind (the "Rescission Offer") sales of 299,063 shares of its common stock, $.01 par value per share (the "Shares"), made pursuant to the 1993-1994 Destec Energy, Inc. Employees' Stock Purchase Plan, the 1994-1995 Destec Energy, Inc. Employees' Stock Purchase Plan and the 1995-1996 Destec Energy, Inc. Employees' Stock Purchase Plan (collectively, the "Plans"). The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (Registration No. 333-11073) with respect to the Rescission Offer (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act").

We have examined originals or copies of the Registration Statement and of (a) the Plans, pursuant to which the Shares were originally issued, (b) the Amended and Restated Certificate of Incorporation and By-laws of the Company, each as amended to date, (c) certain resolutions of the Board of Directors of the Company, and (d) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies and the truthfulness of all statements of fact contained therein.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that upon completion of the Rescission Offer as described in the Registration Statement, the Shares outstanding will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Validity of Common Stock" in the Prospectus included in the Registration Statement.

                                          Very truly yours,

                                          Bracewell & Patterson, L.L.P.